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                                   Exhibit 2.1
             Articles of Amendment: Reliant Interactive Media Corp.

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

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               RELIANT CORPORATION

         Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, Reliant Corporation, a Utah corporation, hereinafter referred to as the "corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST:   The name of the Corporation is Reliant Corporation

SECOND: Article I of the Articles of Incorporation shall be amended to read as follows:

                                    Article I

         The name of the corporation is Reliant Interactive Media Corp.

THIRD:   Except  as  otherwise   expressly  amended  hereby,   the  Articles  of
         Incorporation of the Corporation shall remain in full force and affect.

FOURTH: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on August 7, 1998, the foregoing amendment to the Articles of Incorporation of Reliant Corporation, was authorized and approved pursuant to Section 16-10a-1001 et. seq. of Utah Revised Business Corporation Act by the vote of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 14,260,000 of which 11,626,000 shares voted for. -0- shares voted against and -0- shares abstained from the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

         DATED this 7th day of August, 1998


                                                    /s/
                                                    ----------------------------
                                                    T. Kent Rainey, President

                                                    /s/
                                                    ----------------------------
                                                    Vicki Lynn Rainey, Secretary

State of Utah       )

County of Salt Lake )

         On this 7th day of August, 1998, personally appeared before me, the undersigned, a notary public. T. Kent Rainey and Vicki Lynn Rainey, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true.

Notary Public                                  WITNESS MY HAND AND OFFICIAL SEAL
Victor D. Schwarz
350 South 400 East Ste. G-6                         /s/
Salt Lake City UT 84111                             ----------------------------
My Commission Expires                               Notary Public
August 10, 1998
State of Utah